Exhibit 99.1

Contact:	Anne Bugge
(425) 951-1378

SONOSITE BRINGS S-REVOLUTION

TO CRITICAL CARE PHYSICIANS

Product Rollout Continues with Specialized Visualization Tool for ICUS-ICU
Unveiled at Meeting of American College of Chest Physicians
SonoSite Introduces Third S-Series Product in three weeks

BOTHELL, WA, October 22, 2007 -- SonoSite, Inc. (Nasdaq:SONO), the world leader in hand-carried ultrasound, today introduced the S-ICU (TM) visualization tool, the first ultrasound device custom-designed for the intensive care physician.  SonoSite is showcasing the S-ICU product at the American College of Chest Physicians (ACCP) annual meeting in Chicago, and expects to begin customer shipments in the fourth quarter of this year.

With the S-ICU tool, intensivists get the breakthrough image quality of SonoSite's powerful, newly introduced M-Turbo (TM) system with the user interface, software and controls specialized to address the point-of-care exams and procedures commonly performed in a hospital intensive care unit (ICU). In the ICU, where time is often of the essence, the system boots from a cold start in seconds and the optimal image can be acquired immediately with just two controls.  Weighing just 8.35 pounds, the S-ICU tool can be easily carried, mounted on an IV pole, or fixed on a wall or ceiling for zero footprint, and survive being dropped from three feet onto a hard surface.  Its sealed interface can be easily wiped down with disinfectant, which is crucial for reducing infection risk in an ICU.

"The image quality of SonoSite's new products is outstanding," said Alexander B. Levitov, MD, FCCM, RDCS, Section Chief of Critical Care Medicine, Carilion Clinic, Roanoke, Virginia.  "Real estate is at a premium in the ICU. By offering the option to mount the device in an ICU room, or make it part of the ICU tower, it not only saves valuable space, it has the potential of becoming a room-designated unit, which will cut down on nocosomial infections -- a margin of patient safety that cannot be surpassed."

"Plus, SonoSite has maintained its advantages of reliability, durability and the 5-year warranty," continued Dr. Levitov.  "SonoSite's systems are known for working all of the time.  If equipment is not working when you need it, it has a resolution of zero. Things happen in the ICU. Transducers are run over in a code. Equipment drops on the floor. ICUs are ruled by Murphy's Law. Our patients cannot afford equipment that misfires when the physician needs it, particularly when a difficult invasive procedure is to be done."

Inspired by the Clinician

As with the recently introduced S-FAST (TM) ultrasound tool for Emergency Medicine and the     S-Nerve (TM) ultrasound tool for Anesthesia, SonoSite built the S-ICU product with the processing power, image quality, and data management features of the M-Turbo system, which is 16 times more powerful than SonoSite's industry leading MicroMaxx (R) system.  This peerless processing power enables the simultaneous deployment of SonoSite's three new, advanced proprietary algorithms, SonoADAPT (TM), SonoHD (TM) and SonoMB (TM).  Together, these three technologies produce dramatic improvements in image quality.  The user interface, designed with extensive input from intensive care physicians, enables the acquisition of images needed to rapidly perform key ICU exams and procedures with a bare minimum of controls.

At introduction, the S-ICU ultrasound tool offers a complement of phased, curved and linear array transducers to enable abdominal, cardiac and vascular scanning as well as visual guidance of PICC and central line placements, dialysis access, thoracentesis and paracentesis.  The transducers, like the S-ICU system itself, are designed to take a true beating and are covered by SonoSite's unmatched 5-year warranty. They are also interchangeable with the M-Turbo system and new image optimization algorithms are available on all S-ICU transducers and exam types.

Integrating the Latest Technology for Image Transfer and Review

SonoSite engineers collaborated with Microsoft and Texas Instruments (TI) to incorporate Windows Embedded CE 6.0 operating system, running on TI's TMS320DM664x digital media processor with DaVinci (TM) technology to provide a flexible solution for image playback and easy image transfer.  Clinicians can also efficiently export images to a USB storage device in standard PC formats for review or storage on PC or Mac (R) computers or for publishing, patient records or instruction.

As with the, M-Turbo, S-FAST and S-Nerve devices, these new multi-media and connectivity capabilities enable SonoSite's Education Key (TM) program, a library of clinically specific, point-of-care tutorials, reference images and refresher courses on a USB thumb drive for playback on the system or personal computer.   This combination of instructionally rich learning tools is an industry first and underscores SonoSite's commitment to clinical users.

Point-of-Care Visualization in the ICU

The growth of bedside ultrasound in the ICU and CCU has been driven by mounting clinical evidence showing heightened patient safety and less risk of complication when key interventions are performed with ultrasound guidance at the point-of-care.  In 2001, the US Department of Health & Human Services' Agency for Healthcare Research and Quality listed "use of real-time ultrasound guidance during central line insertion" as one of 11 most highly rated patient safety practices in terms of the strength of evidence supporting more widespread implementation.

"The use of ultrasound in critical care began to take off exponentially within the last couple of years," added Dr. Levitov. "The ACCP and the Society of Critical Care Medicine (SCCM) are presently drafting guidelines for the use of critical care ultrasound. Those will likely include recommendations for the ultrasonic guidance of all interventional procedures, which is rapidly becoming a standard of care in most ICUs.  The use of bedside diagnostic ultrasound has revolutionized the care of critically ill patients and is likely to define the sub-specialty of critical care medicine within the immediate future.  In three to five years, critical care physicians will not be able to practice in their field without knowledge of bedside ultrasonography."

Debut at ACCP 2007, Chicago

SonoSite is demonstrating the power and convenience of the S-ICU tool and M-Turbo system at booth 551at the American College of Chest Physicians annual conference.  The conference is being held from October 22 to 25, 2007, at the McCormick Place Convention Centerin Chicago.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.   Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 90 countries. SonoSite's small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs over 550 people worldwide.

Forward-Looking Information

Certain statements in this press release relating to the future market acceptance of newly released products, expected orders and possible future sales are "forward-looking statements" for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance, are subject to known and unknown risks and uncertainties, and are based on potentially inaccurate assumptions.  Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully market and sell our new products and technology, competition from other ultrasound companies, our ability to accurately forecast customer demand for our products, our ability to manufacture and ship our systems in a timely manner to meet customer demand, timely receipts of regulatory approvals to market and sell our products, the outcome of pending litigation and expenses associated with such litigation, regulatory changes in various national health care markets,  the ability of our distribution partners to market and sell our products, as well as other factors contained in the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission as well as in our subsequently filed quarterly reports on Form 10Q and other Securities and Exchange Commission filings.  We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events